Exhibit 99.1

[Text of September 7, 2005 E-Mail Sent to National Penn Bancshares, Inc.’s Employees]

To all National Penn employees:

We are pleased to tell you that we have entered into an agreement to acquire Nittany Financial Corporation, headquartered in State College, Pennsylvania.

Nittany, which has five community offices in and around State College, has many things in common with National Penn. It is known for its financial strength, its focus on the customer, and reputation for honesty and integrity. These characteristics, combined with its location in a demographically strong and growing area of the state, make Nittany an excellent partner to help us achieve our strategic goal of growing organically, as well as through acquisitions.

We invite you to join us in welcoming Nittany into the National Penn family in the first quarter of 2006.

For details, please read the news release below, or on the corporate intranet at http://intranet/sites/everyone. We will also present this information during a webcast at 2:00 pm today. Immediately following our live presentation, the slide presentation and webcast script will be posted to the intranet via the link above.

Thank you for your continuing support,

Wayne R. Weidner and Glenn E. Moyer

Additional Information:

National Penn Bancshares intends to file a registration statement on Form S-4 in connection with the transaction, and Nittany Financial intends to mail a proxy statement/prospectus to its shareholders in connection with the transaction. Investors and security holders of Nittany Financial are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about National Penn Bancshares, Nittany Financial, and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) at the SEC's web site at www.sec.gov. A free copy of the proxy statement/prospectus may also be obtained from National Penn Bancshares or Nittany Financial. You may direct such a request to either of the following persons:

Sandra L. Spayd	David Z. Richards Jr.
Corporate Secretary	President and CEO
National Penn Bancshares, Inc.	Nittany Financial Corporation
Philadelphia and Reading Avenues	116 East College Ave
Boyertown, PA 19512	State College, PA 16801
(610) 369-6202	(814) 238-5724

National Penn Bancshares, Nittany Financial and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Nittany Financial in favor of the transaction. Information regarding the interests of these officers and directors in the transaction will be included in the proxy statement/prospectus.

In addition to the registration statement on Form S-4 to be filed by National Penn Bancshares in connection with the transaction, and the proxy statement/prospectus to be mailed to the shareholders of Nittany Financial in connection with the transaction, each of National Penn Bancshares and Nittany Financial file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 100 F Street, N.E., Washington, D.C., 20549, or any of the SEC's other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by National Penn Bancshares and Nittany Financial with the SEC are also available for free at the SEC's Web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from National Penn Bancshares or Nittany Financial.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Information:

This communication contains forward-looking information about National Penn Bancshares, Inc., Nittany Financial Corporation and the combined operations of National Penn Bancshares, Inc. and Nittany Financial Corporation after the completion of the transactions described in the release that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies and their subsidiaries.

National Penn Bancshares and Nittany Financial’s businesses and operations, as well as their combined business and operations following the completion of the transactions described in the release, are and will be subject to a variety of risks, uncertainties and other factors. Consequently, their actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) ineffectiveness of their business strategy due to changes in current or future market conditions, (2) the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services, (3) interest rate movements, (4) deteriorating economic conditions, (5) risks inherent in transactions of this sort, such as the failure to achieve merger-related synergies, technology and integration issues, and potential difficulties in establishing and maintaining operations in new markets, (6) volatility in the securities markets, and (7) those risks, factors and uncertainties identified in National Penn Bancshares’ Current Report on Form 8-K filed with the United States Securities and Exchange Commission ("SEC") on September 7, 2005. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn Bancshares’ Annual Reports on Form 10-K and Nittany Financial’s Annual Report on Form 10-KSB for their fiscal years ended December 31, 2004, as well as in the materials to be filed with the SEC. See “Additional Information” above. Neither National Penn Bancshares nor Nittany Financial makes any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made. National Penn Bancshares and Nittany Financial caution readers not to place undue reliance on these statements.

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